UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

-----------------------------------------

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 11, 2016

ESCO TECHNOLOGIES INC.
(Exact Name of Registrant as Specified in Charter)

Missouri	1-10596	43-1554045
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

9900A Clayton Road, St. Louis, Missouri	63124-1186
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   314-213-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.113d-4 (c))

Item 2.02                      Results of Operations and Financial Condition

Today, November 14, 2016, the Registrant (“Company”) is issuing a press release (furnished as Exhibit 99.1 to this report) announcing its financial and operating results for the fiscal year ended September 30, 2016.  See Item 7.01, Regulation FD Disclosure, below.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Fiscal 2017 Executive Officer Base Salaries and Cash Incentive Compensation

On November 11, 2016, the Human Resources and Compensation Committee (the “Committee”) of the Company’s Board of Directors approved the fiscal 2017 base salaries and target cash incentive compensation opportunities for its executive officers; there was no increase in base salaries from fiscal 2016:
Officer	Fiscal 2017 Base Salary	Fiscal 2017 Target Cash Incentive Compensation
Victor L. Richey	$824,500	$733,500
Gary E. Muenster	$550,000	$413,000
Alyson S. Barclay	$326,000	$202,000

The Company has two cash incentive compensation plans: (i) the Incentive Compensation Plan (the “ICP”) and (ii) the Performance Compensation Plan for Executive Officers (the “PCP”). For fiscal 2017 the Committee determined to allocate 50% of the executive officers’ cash incentive compensation opportunity to the ICP, and 50% to the PCP.  The Committee also approved the fiscal 2017 performance criteria for determining the percentage of such target incentive compensation opportunity that will be actually earned by the executive officers, depending on actual fiscal 2017 results compared to the criteria.

Under the ICP, the Committee established Company earnings per share (“EPS”) as the single criterion for measuring performance, the same as for fiscal 2016.  The actual cash incentive compensation payable under the ICP for fiscal 2017 will range from 0.0 to 2.0 times the ICP share of the target opportunity depending on actual 2017 EPS, based on a matrix specifying particular EPS thresholds.

Under the PCP, the Committee established two performance measures:  Cash Flow, weighted at 50% of the total target opportunity; and Working Capital, weighted at 50% of the total target opportunity. The actual cash incentive compensation payable under the PCP for fiscal 2017 will range from 0.2 to 2.0 times the PCP share of the target opportunity depending on actual 2017 performance, based on a separate matrix for each of the two measures.

Item 7.01                      Regulation FD Disclosure

Today, November 14, 2016, the Registrant is issuing a press release (Exhibit 99.1) announcing its financial and operating results for the fiscal year ended September 30, 2016.  The Registrant will conduct a related Webcast conference call today at 4:00 p.m. Central Time.  This press release will be posted on the Registrant’s web site located at http://www.escotechnologies.com.  It can be viewed through the “Investor Relations” page of the web site under the tab “Press Releases,” although the Registrant reserves the right to discontinue that availability at any time.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Exhibit

99.1	Press Release dated November 14, 2016

Other Matters

The information in this report furnished pursuant to Item 2.02 and Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, unless the Registrant incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

References to the Registrant’s web site address are included in this Form 8-K and its Exhibits only as inactive textual references, and the Registrant does not intend them to be active links to its web site.  Information contained on the Registrant’s web site does not constitute part of this Form 8-K or its Exhibits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 14, 2016.

ESCO TECHNOLOGIES INC

By: /s/Gary E. Muenster

Gary E. Muenster
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated November 14, 2016